AudioEye, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Annual Report on Form 10-K of our report dated April 15, 2013 with respect to the audited financial statements of AudioEye, Inc. for the years ended December 31, 2012 and 2011.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone–bailey.com
Houston, Texas

April 15, 2013

10350 Richmond Ave., Suite 800 • Houston, TX 77042 • 713.343.4200
15 Maiden Lane, Suite 1003 • New York, NY 10038 • 212.406.7272
www.malonebailey.com

Registered Public Company Accounting Oversight Board • AICPA